UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange
10.00% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share	RWT PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

On January 13, 2023, Redwood Trust, Inc. (the “Company”) filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary, also referred to as the Articles Supplementary, to its charter, classifying and designating 2,990,000 of its authorized capital stock as shares of the 10.00% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).

As set forth in the Articles Supplementary, the Company will pay quarterly cumulative cash dividends on the Series A Preferred Stock based on the stated liquidation preference of $25.00 per share, in arrears, when authorized by the Company’s board of directors and declared by the Company, on the 15th day of each April, July, October and January, beginning on April 15, 2023 (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day) (i) from, and including, the date of original issuance to, but excluding, April 15, 2028, at a fixed rate equal to 10% (equivalent to $2.50 per annum per share of Series A Preferred Stock), and (ii) from and including April 15, 2028, during each reset period, at a rate per annum equal to the five-year U.S. Treasury Rate as of the most recent reset dividend determination date (as defined in the Articles Supplementary) plus a spread of 6.278% per annum.

The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and to all other equity securities issued by the Company other than equity securities referred to in clauses (ii) and (iii) of this sentence; (ii) on a parity with all other equity securities issued by the Company with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company.

If the Company is liquidated, dissolved or wound up, after satisfaction of liabilities to creditors and subject to the preferential rights of the holders of any class or series of stock of the Company that it may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Company that it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights, none of which exist on the date hereof. The rights of the holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each other series or class of capital stock ranking on parity with the Series A Preferred Stock as to liquidation.

Generally, the Company may not redeem the Series A Preferred Stock prior to April 15, 2028, except in limited circumstances to preserve the Company’s status as a real estate investment trust, and pursuant to the special optional redemption provision described below. On and after April 15, 2028, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to but excluding the redemption date. In addition, upon the occurrence of a “Change of Control” (as defined below), the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, on or within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to but excluding the redemption date. If, prior to the Change of Control Conversion Date (as defined below), the Company exercises any of its redemption rights relating to the Series A Preferred Stock (whether the optional redemption right or the special optional redemption right), the holders of Series A Preferred Stock will not have the conversion rights described below.

Upon the occurrence of a “Change of Control” (as defined below), each holder of Series A Preferred Stock will have the right (subject to the Company’s election to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined below)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date, which the Company refers to as the Change of Control Conversion Right, into a number of shares of Common Stock per share of Series A Preferred Stock equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding dividend payment date for the Series A Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	6.98324 per share of Series A Preferred Stock (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Common Stock), subdivisions or combinations with respect to the Common Stock as described in the Articles Supplementary.

Upon such a conversion, the holders of the Series A Preferred Stock will be limited to a maximum number of shares of Common Stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $3.58 (which is approximately 50% of the closing price per share of the Common Stock reported on the New York Stock Exchange, or the NYSE, on January 9, 2023), subject to adjustment, the holders will receive a maximum of 6.98324 shares of Common Stock per share of Series A Preferred Stock, which may result in the holders receiving a value that is less than the liquidation preference of the Series A Preferred Stock.

If, prior to the Change of Control Conversion Date, the Company has provided a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of Series A Preferred Stock will not have the Change of Control Conversion Right with respect to the shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of directors of the Company (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Global Select Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Global Select Market.

The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the required notice of the occurrence of a Change of Control to the holders of Series A Preferred Stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of the Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if the Common Stock is not then listed for trading on a U.S. securities exchange.

The foregoing descriptions of the terms of the Series A Preferred Stock and Articles Supplementary are qualified in their entirety by the Article Supplementary, a copy of which is filed as Exhibit 3.2 to the Company’s Form 8-A filed on January 13, 2023 and is incorporated herein by reference. A specimen certificate for the Series A Preferred Stock is filed as Exhibit 4.1 to the Company’s Form 8-A filed on January 13, 2023 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On January 18, 2023, in connection with the underwriting agreement, dated January 10, 2023, among the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein, the Company issued 2,800,000 shares of Series A Preferred Stock, which includes 200,000 of Series A Preferred Stock purchased pursuant to the underwriters’ option to purchase additional shares, for net proceeds of approximately $67,145,000 million after deducting the underwriting discount and other estimated expenses payable by the Company. The offering of the Series A Preferred Stock was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on March 4, 2022 (Registration No. 333-263301), a base prospectus, dated March 4, 2022, included as part of the registration statement, and a prospectus supplement, dated January 10, 2023, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Attached as Exhibit 5.1 to this Current Report on Form 8-K is a copy of the opinion of Venable LLP regarding certain Maryland law issues, including the legality and validity of the securities being registered pursuant to the prospectus supplement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Articles Supplementary designating Redwood Trust, Inc.’s 10.00% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock (incorporated by reference to Redwood Trust Inc.’s Form 8-A, Exhibit 3.2, filed on January 13, 2023) (File No, 001-13759)

4.1	Form of Specimen Certificate for Redwood Trust, Inc.’s 10.00% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock (incorporated by reference to Redwood Trust Inc.’s Form 8-A, Exhibit 4.1, filed on January 13, 2023) (File No, 001-13759)

5.1	Opinion of Venable LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2023	REDWOOD TRUST, INC.

	By:	/s/ Brooke E. Carillo
		Name:	Brooke E. Carillo
		Title:	Chief Financial Officer